Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANT

We hereby consent to the inclusion of our audit report, dated December 13, 2017, appearing in the Annual Report on Form 10-K for the fiscal year ended September 30, 2017 and as subsequently amended, relating to the consolidated financial statements of Cemtrex, Inc. as of September 30, 2017 and September 30, 2016, in the Form S-3 Registration Statement under the Securities Act of 1933.

We also hereby consent to the inclusion of our audit report, dated December 28, 2016, appearing in Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended September 30, 2016, relating to the consolidated financial statements of Cemtrex, Inc. as of September 30, 2016 and September 30, 2015, in the Form S-3 Registration Statement under the Securities Act of 1933.

We hereby consent to the reference to our firm under the caption “Experts” in the Form S-3 Registration Statement.

Thank you

For Bharat Parikh & Associates
Chartered Accountants
/s/ Bharat Parikh
CA Bharat Parikh
(Senior Managing Partner)
Registered with PCAOB
Date: -09/ 25 /2018
Place:- Vadodara, Gujarat, India